SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2012

Spectral Capital Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50274	510520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Fifth Avenue, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (206)262-7820 formerly FUSA Capital Corporation ___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2012, Spectral Capital Corporation (the "Company") closed its planned purchase of an oil and gas property in the Red Earth Region of Alberta, Canada, which property Spectral purchased from receivership though its newly formed Canadian subsidiary.  Spectral is the 60% owner of the Canadian subsidiary and its Canadian joint venture partner owns 40% of the subsidiary.  The total purchase price for the property was $2,000,000, in the form of the assumption of secured and unsecured claims on the property.  Additionally, Spectral has advanced $750,000 in working capital to its Canadian subsidiary to operate the property and service the assumed debts.

Section 9 – Financial Statements and Exhibits

Item 9.01            Financial Statements and Exhibits

Exhibit 99.1   Press Release of Spectral Capital Corporation dated February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectral Capital Corporation

/s/ Jenifer Osterwalder
Jenifer Osterwalder
President, CEO and Director
Date: February 13, 2012